Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-182070, 333-202832 and 333-208170) and Form S-8 (Nos. 333-153362, 333-157291, 333-164742, 333-171947, 333-179070, 333-187506, 333-194658, and 333-202828) of GigOptix, Inc. of our report dated December 3, 2015 relating to the Terasquare Co., Ltd. consolidated financial statements, which appears in this Current Report on Form 8-K/A Amendment No. 1 dated December 7, 2015.

/s/ Yeil Accounting Corporation.
Seoul, Korea
December 7, 2015